EX-99.1

   UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   WPL Holdings, Inc. (WPLH), IES Industries Inc. (IES), Interstate Power Company (IPC), and certain related parties have entered into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the Merger Agreement), providing for (a) the merger of IES with and into WPLH and (b) the merger of IPC with a subsidiary of WPLH pursuant to which IPC will become a subsidiary of WPLH (the above referenced mergers are collectively referred herein to as the Mergers). In connection with the consummation of the Mergers, WPLH will change its name to Interstate Energy Corporation. Detailed information with respect to the Merger Agreement and the proposed Mergers is contained in the Joint Proxy Statement/Prospectus, dated July 11, 1996, as supplemented by the Supplement to Joint Proxy Statement/Prospectus, dated August 21, 1996, contained in IPC's Registration Statements on Form S-4, Registration Nos. 333-07931 and 333-10401 relating to the meetings of shareowners of WPLH, IES and IPC to vote on the Merger Agreement and related matters.

   The unaudited pro forma combined financial statements for Interstate Energy Corporation (Merged Company) combine the historical consolidated balance sheets and statements of income of IES Industries Inc. (IES), Interstate Power Company (IPC) and WPL Holdings, Inc. (WPLH) as adjusted by various pro forma adjustments identified in Note 1. All material adjustments known at this time which impact the reporting periods shown have been included. The combination of WPLH, IES and IPC is referred to herein as the "Merger."

   These pro forma combined financial statements set forth the restated combined financial data that will be presented for future comparative financial data for the Merged Company. The pro forma balance sheet that will be filed with the Securities and Exchange Commission following consummation of the Merger will also include an additional pro forma adjustment for certain merger-related costs to be recorded upon completion of the Merger.

   These statements are prepared on the basis of accounting for the Merger as a pooling of interests and are based on the assumptions set forth in the notes thereto. The historical data for WPLH have been adjusted to reflect the restatement of such data to account for certain discontinued operations as discussed in Note 6.

   The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date, or at the beginning of the periods, for which the Merger is being given effect nor is it necessarily indicative of future operating results or financial position.


         INTERSTATE ENERGY CORPORATION
      UNAUDITED PRO FORMA COMBINED BALANCE
                     SHEET
                   12/31/97
                 (In thousands)

                                                                                                        Pro Forma
    ASSETS                                            WPLH                                             Adjustments       Pro Forma
                                                 (As Reported)           IES               IPC         (See Note 1)      Combined
    UTILITY PLANT
       Electric                                     $1,790,641         $2,072,866          $869,715      $   -          $4,733,222
       Gas                                             237,856            187,098            70,201          -             495,155
       Other                                           220,679            145,716              -             -             366,395
                                                     ---------          ---------           --------    ---------      -----------
          Total                                      2,249,176          2,405,680           939,916          -           5,594,772
       Less: Accumulated provision for               1,065,726          1,115,261           450,595          -           2,631,582
         depreciation
       Construction work in progress                    42,312             38,923             5,276          -              86,511
       Nuclear fuel--net                                19,046             36,731              -             -              55,777
                                                     ---------           --------           --------    ---------      -----------
           Net utility plant                         1,244,808          1,366,073           494,597          -           3,105,478

    OTHER PROPERTY, PLANT AND EQUIPMENT
         ---NET AND OTHER INVESTMENTS                  139,548            319,657             4,746          (125)         463,826
    CURRENT ASSETS
        Cash and cash equivalents                       13,987             10,143             2,897           302           27,329
        Accounts receivable ---net                      78,082             52,295            27,061        12,489          169,927
        Fossil fuel inventories, at average             18,857             10,579            11,220           -             40,656
          cost
        Materials and supplies, at average              19,274             24,274             6,297           -             49,845
          cost
        Prepayments and other                           42,808             69,920            15,035        (3,278)         124,485
                                                     ---------           --------           -------      --------         --------
            Total current assets                       173,008            167,211            62,510         9,513          412,242

    EXTERNAL DECOMMISSIONING FUND                      112,356             77,882               -             -            190,238
    INVESTMENT IN MCLEODUSA INC.                           -              326,582             1,440           -            328,022
    DEFERRED CHARGES AND OTHER                         192,087            199,814            75,456       (15,442)         451,915
                                                     ---------           --------           -------      --------          -------
            TOTAL ASSETS                            $1,861,807         $2,457,219          $638,749       ($6,054)      $4,951,721
                                                     =========           ========           =======      ========        =========

    CAPITALIZATION

      Common Stock Equity:
         Common stock                                     $308                 $-           $34,163      ($33,706)            $765
         Other stockholders' equity                    607,275           818,133            181,457        38,404        1,645,269
                                                      --------          ---------           --------     --------        ---------
               Total common stock equity               607,583           818,133            215,620         4,698        1,646,034
       Preferred stock not mandatorily redeemable       59,963            18,320             10,819           -             89,102
       Preferred stock mandatory sinking fund                -                -              24,267           -             24,267
       Long-term debt---net                            457,520           845,189            165,194           -          1,467,903
                                                     ---------          ---------           --------     --------        ---------
               Total capitalization                  1,125,066         1,681,642            415,900         4,698        3,227,306

    CURRENT LIABILITIES

       Current maturities, sinking funds, and
         capital lease obligations                      11,528            13,684              6,314            -            31,526
       Commercial paper, notes payable and other       123,095               -               33,500            -           156,595
       Variable rate demand bonds                       56,975               -                  -              -            56,975
       Accounts payable and accruals                    91,175            78,702             13,208         9,549          192,634
       Taxes accrued                                       412            62,432             16,014            65           78,923
       Other accrued liabilities                        55,987            67,174             12,445        (2,468)         133,138
                                                     ---------           --------           --------     --------         --------
                Total current liabilities              339,172           221,992             81,481         7,146          649,791

    OTHER LIABILITIES

       Deferred income taxes                           253,519           372,837            104,670            -           731,026
       Deferred investment tax credits                  35,039            31,838             15,985            -            82,862
       Accrued environmental remediation costs           9,238            46,989              5,794            -            62,021
       Capital lease obligations                           -              23,548                 86            -            23,634
       Other liabilities and deferred credits           99,773            78,373             14,833       (17,898)         175,081
                                                      --------           --------           --------      -------         --------
                Total other liabilities                397,569           553,585            141,368       (17,898)       1,074,624
                                                      --------           --------           --------      -------         --------
          TOTAL CAPITALIZATION AND LIABILITIES      $1,861,807        $2,457,219           $638,749       ($6,054)      $4,951,721
                                                     =========         ==========           ========      =======        =========


    See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.


                       INTERSTATE ENERGY CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                 (In thousands, except per share amounts)
                                                                                                     Pro Forma
                                               WPLH                                        Adjustments      Pro Forma
                                           (As Reported)        IES            IPC         (See Note 1)     Combined
    Operating Revenues

       Electric utility                        $634,143        $604,270      $277,340        $   -          $1,515,753
       Gas utility                              155,883         183,517        54,507            -             393,907
       Other                                    129,229         142,912           -           118,826          390,967
                                              ---------         -------      --------         -------        ---------
         Total operating revenues               919,255         930,699       331,847         118,826        2,300,627
    Operating Expenses
       Electric and steam production            116,812         108,344        55,402             -            280,558
         fuels
       Purchased power                          125,438          74,098        56,770             -            256,306
       Cost of gas sold                          99,267         126,631        33,324             -            259,222
       Other operation                          254,796         231,481        64,685         119,306          670,268
       Maintenance                               48,058          57,185        17,782              96          123,121
       Depreciation and amortization            111,289         114,122        31,676             245          257,332
       Taxes other than income taxes             34,988          51,701        16,708             -            103,397
                                              ---------         -------      --------         -------        ---------
            Total operating expenses            790,648         763,562       276,347         119,647        1,950,204

    Operating Income                            128,607         167,137        55,500            (821)         350,423
    Other Income (Expense)
       Allowance for funds used
           during construction                    2,775           2,309           190             -              5,274
       Other income and deductions,               4,432           1,850         6,772             856           13,910
           net                                ---------         -------      --------        --------        ---------
            Total other income                    7,207           4,159         6,962             856           19,184
              (expense)

    Interest Charges                             42,535          64,383        15,610              35          122,563
                                              ---------         -------       -------        --------        ---------
    Income from Continuing Operations
       before Income Taxes and
       Preferred Dividends                       93,279         106,913        46,852              -           247,044
    Income Taxes                                 28,715          39,662        17,684              -            86,061
    Preferred Dividends of
       Subsidiaries (Note 2)                      3,310             914         2,469              -             6,693
                                              ---------        --------      --------        --------        ---------
    Income from Continuing
       Operations                               $61,254         $66,337       $26,699       $      -          $154,290
                                              =========        ========      ========        ========        =========
    Average Common Shares
       Outstanding                               30,782          30,380         9,725           5,323           76,210
    Earnings per Share of Common
       Stock from Continuing
       Operations (Basic and diluted)             $1.99           $2.18         $2.74             N/A            $2.02
                                              =========        ========      ========        =========       =========

    See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.



                        INTERSTATE ENERGY CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                   (In thousands, except per share amounts)

                                                                                                 Pro Forma
                                                  WPLH                                          Adjustments       Pro Forma
                                               (As Reported)       IES              IPC          (See Note 1)      Combined
    Operating Revenues
       Electric utility                          $589,482        $574,273         $276,620               $-       $1,440,375
       Gas utility                                165,627         273,979           49,464         (113,115)         375,955
       Other                                      177,735         125,660             -             113,115          416,510
                                                ---------       ---------        ---------        ---------       ----------
         Total operating revenues                 932,844         973,912          326,084               -         2,232,840
    Operating Expenses
       Electric and steam production              114,470          84,579           57,560               -           256,609
         fuels
       Purchased power                             81,108          88,350           61,556               -           231,014
       Cost of gas sold                           104,830         217,351           31,617         (113,474)         240,324
       Other operation                            317,608         212,501           51,707          113,474          695,290
       Maintenance                                 46,492          49,001           16,164               -           111,657
       Depreciation and amortization               90,683         107,393           31,087               -           229,163
       Taxes other than income taxes               34,603          48,171           16,064               -            98,838
                                                 --------        --------         --------         --------       ----------
            Total operating expenses              789,794         807,346          265,755               -         1,862,895
                                                 --------        --------         --------         --------       ----------
    Operating Income                              143,050         166,566           60,329               -           369,945
    Other Income (Expense)
       Allowance for funds used
           during construction                      3,208           2,103              263               -             5,574
       Other income and deductions, net            14,098          (4,591)           2,336               -            11,843
                                                 --------         -------         --------         --------        ---------
            Total other income (expense)           17,306          (2,488)           2,599               -            17,417
    Interest Charges                               42,027          54,822           16,472               -           113,321
                                                 --------         -------         --------         --------        ---------
    Income from Continuing Operations
       before Income Taxes and
       Preferred Dividends                        118,329         109,256           46,456               -           274,041
    Income Taxes                                   41,814          47,435           18,133               -           107,382
    Preferred Dividends of
       Subsidiaries (Note 2)                        3,310             914            2,463               -             6,687
                                                ---------        --------         --------         --------        ---------
    Income from Continuing
       Operations (Notes 3 and 6)                 $73,205         $60,907          $25,860              $-          $159,972
                                                =========        ========         ========         ========        =========
    Average Common Shares
       Outstanding                                 30,790          29,861            9,594            5,236           75,481
    Earnings per Share of Common
       Stock from Continuing
       Operations (Basic and diluted)               $2.38           $2.04            $2.69              N/A            $2.12
                                                =========        ========         ========        =========        =========

    See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.


                         INTERSTATE ENERGY CORPORATION
                 UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                       FOR THE YEAR ENDED DECEMBER 31, 1995
                     (In thousands, except per share amounts)
                                                                                                     Pro Forma
                                                       WPLH                                         Adjustments       Pro Forma
                                                    (As Reported)      IES             IPC           (See Note 1)      Combined
    Operating Revenues

       Electric utility                               $546,324       $560,471        $274,873                  $-    $1,381,668
       Gas utility                                     139,165        190,339          43,669            (53,047)       320,126
       Other                                           121,766        100,200             -               53,047        275,013
                                                      --------       --------        --------          ---------      ---------
         Total operating revenues                      807,255        851,010         318,542                -        1,976,807

    Operating Expenses
       Electric and steam production fuels             116,488         96,256          62,164                -          274,908
       Purchased power                                  44,940         66,874          57,566                -          169,380
       Cost of gas sold                                 84,002        141,716          25,888            (50,519)       201,087
       Other operation                                 252,722        199,768          44,581             50,519        547,590
       Maintenance                                      42,043         46,093          14,881                -          103,017
       Depreciation and amortization                    86,319         97,958          29,560                -          213,837
       Taxes other than income taxes                    34,188         49,011          15,990                -           99,189
                                                      --------       --------         -------          ---------      ---------
            Total operating expenses                   660,702        697,676         250,630                -        1,609,008
                                                      --------       --------         -------          ---------      ---------
    Operating Income                                   146,553        153,334          67,912                -          367,799
    Other Income (Expense)
       Allowance for funds used
           during construction                           2,088          3,424             341                -            5,853
       Other income and deductions, net                  5,954          1,548          (4,008)               -            3,494
                                                      --------        -------         -------          ---------       --------
            Total other income (expense)                 8,042          4,972          (3,667)               -            9,347
    Interest Charges                                    43,559         50,727          17,136                -          111,422
                                                      --------        -------         -------          ---------       --------
    Income from Continuing Operations
       before Income Taxes and
       Preferred Dividends                             111,036        107,579          47,109                -          265,724
    Income Taxes                                        36,108         42,489          19,453                -           98,050
    Preferred Dividends of
       Subsidiaries (Note 2)                             3,310            914           2,458                -            6,682
                                                      --------        -------        --------          ---------       --------
       Operations (Note 6)                             $71,618        $64,176         $25,198               $-         $160,992
                                                      ========        =======        ========          =========       ========

    Average Common Shares
       Outstanding                                      30,774         29,202           9,564              5,140         74,680

    Earnings per Share of Common
       Stock from Continuing
       Operations (Basic and diluted)                    $2.33          $2.20           $2.63                N/A          $2.16
                                                      ========       ========         =======          =========        =======

    See accompanying Notes to Unaudited Pro Forma Combined Financial Statements




                          INTERSTATE ENERGY CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS


   1.  Pro Forma Adjustments
                                                                          Merged
                                         Consolidation  Eliminations     Company           IPC           IES
                                              of            for        Common Stock      Unbilled      Pension      Total
                                          IEA-HES LLC   IEA-HES LLC     Adjustment       Revenue      Liability   Pro Forma
   December 31, 1997 BALANCE SHEET        (Note 1(a))   (Note 1(b))    (Note 1(c))      (Note 1(d)   (Note 1(e)) Adjustments
   ASSETS
   OTHER PROPERTY, PLANT AND EQUIP            $3,458      ($3,583)            $  -           $  -        $  -        ($125)
   -- NET AND OTHER INVESTMENTS
   CURRENT ASSETS
     Cash and cash equivalents                 3,308       (3,006)               -              -           -          302
     Accounts receivable -- net                8,932       (1,965)               -          5,522           -       12,489
     Prepayments and other                         2            -                -         (3,280)          -       (3,278)
                                             -------      -------          -------       --------     -------      -------
       Total current Assets                   12,242       (4,971)               -          2,242           -        9,513
   DEFERRED CHARGES AND OTHER                      -            -                -          2,456     (17,898)     (15,442)
                                             -------      -------          -------       --------     -------      -------
     TOTAL ASSETS                            $15,700      ($8,554)               -         $4,698    ($17,898)     ($6,054)
                                             =======      =======          =======       ========     =======      =======
   CAPITALIZATION AND LIABILITIES
   CAPITALIZATION
     Common Stock Equity:
       Common stock                             $  -         $  -         ($33,706)          $  -        $  -     ($33,706)
       Other stockholders' equity              3,583       (3,583)          33,706          4,698           -       38,404
                                             -------      -------          -------       --------      ------     --------
          Total common stock equity            3,583       (3,583)               -          4,698           -        4,698
   CURRENT LIABILITIES
     Accounts payable and accruals            11,514       (1,965)               -              -           -        9,549
     Taxes accrued                                65            -                -              -           -           65
     Other accrued liabilities                   538       (3,006)               -              -           -       (2,468)
                                             -------      -------          -------       --------      ------     --------
       Total current liabilities              12,117       (4,971)               -              -           -        7,146
   OTHER LIABILITIES
     Other liabilities and deferred                -            -                -              -     (17,898)     (17,898)
       credits
                                             -------      -------          -------       --------     -------      -------
       Total other liabilities                     -            -                -              -     (17,898)     (17,898)
                                             -------      -------          -------       --------     -------      -------
   TOTAL CAPITALIZATION AND LIAB.            $15,700      ($8,554)            $  -        ($4,698)    $17,898      ($6,054)
                                             =======      =======          =======       ========     =======      =======



                                                                             Merged
                                        Consolidation   Eliminations         Company
                                              of            for           Common Stock        Total
                                         IEA-HES LLC    IEA-HES LLC        Adjustment        Pro Forma
   1997 INCOME STATEMENT                 (Note 1(a))    (Note 1(b))        (Note 1(c))      Adjustments
   OPERATING REVENUES:
     Gas Utility                                $  -         $  -                 $  -           $-
     Other                                  $118,826         $  -                 $  -      118,826
                                           ---------      -------             --------      -------
       Total operating revenues              118,826            -                    -      118,826
   OPERATING EXPENSES:
     Cost of gas sold                              -            -                    -            -
     Other operation                         119,306            -                           119,306
     Maintenance                                  96            -                    -           96
     Depreciation and amortization               245            -                    -          245
                                           ---------      -------             --------      -------
       Total operating expenses              119,647            -                    -      119,647
   OPERATING INCOME                             (821)                                          (821)
   OTHER INCOME (EXPENSE)
     Other income and deductions, net             61          795                    -          856
                                           ---------      -------             --------      -------
       Total other income (expense)               61          795                    -          856

   INTEREST CHARGES                               35            -                    -           35
                                           ---------      -------             --------      --------
   INCOME FROM CONTINUING OPER.                ($795)        $795                 $  -         $  -
                                           =========      =======             ========      ========
   AVERAGE COMMON SHARES                           -            -                5,323        5,323



    1996 INCOME STATEMENT                           Merged
                                                    Company
                                                 Common Stock        IEA          Total
                                                  Adjustment    Gas Activity    Pro Forma
                                                  (Note 1(c))    (Note 1(f))   Adjustments
    OPERATING REVENUES:

         Gas Utility                             $ -            ($113,115)    ($113,115)

         Other                                     -              113,115       113,115
                                              ------            ---------     ---------
         Total operating revenues                  -                  -             -
                                              ------            ---------     ---------

    OPERATING EXPENSES:

         Cost of gas sold                          -             (113,474)     (113,474)
         Other operation                           -              113,474       113,474
                                             -------            ---------     ---------
         Total operating expenses                  -                  -             -
                                             -------            ---------     ---------

    INCOME FROM CONTINUING OPERATIONS            $ -                $ -           $ -
                                             =======            =========     =========
    AVERAGE COMMON SHARES                         5,236               -         5,236


    1995 INCOME STATEMENT                           Merged
                                                    Company
                                                 Common Stock        IEA          Total
                                                  Adjustment    Gas Activity    Pro Forma
                                                  (Note 1(c))    (Note 1(f))   Adjustments
    OPERATING REVENUES:
         Gas utility                             $ -            ($53,047)      ($53,047)

         Other                                     -              53,047         53,047
                                                -----           --------       --------
         Total operating revenues                  -                 -             -

    OPERATING EXPENSES:

         Cost of gas sold                          -             (50,519)       (50,519)
         Other operation                           -              50,519         50,519
                                               ------            -------       --------
         Total operating expenses                  -                 -             -
                                               ------            -------       --------

    INCOME FROM CONTINUING OPERATIONS            $ -               $ -           $ -
                                               ======            =======       ========
    AVERAGE COMMON SHARES                       5,140                -            5,140


   (a)  Consolidation of IEA-HES L.L.C.
   In January 1997, IES and WPLH formed a gas marketing joint venture named IEA-HES L.L.C. Pursuant to the applicable accounting rules, IES and WPLH each accounted for this joint venture in 1997 under the equity method of accounting with their investment recorded on the balance sheet in "Other Property, Plant and Equipment -- Net and Other Investments" and their allocated portion of earnings on the income statement in "Other Income and Deductions, Net". This pro forma adjustment reflects the financial results of IEA-HES L.L.C. as a consolidated subsidiary.
   (b)  Eliminations for IEA-HES L.L.C.
   This pro forma adjustment reflects the elimination of intercompany balances of IEA-HES L.L.C. and also eliminates the equity investments of IES and WPLH and their allocated portion of revenues and expenses.
   (c)  Merged Company Common Stock Adjustment
   The pro forma combined financial statements reflect the conversion of each share of IES Common Stock (no par value) outstanding into 1.14 shares of Merged Company Common Stock ($.01 par value) and the conversion of each share of IPC Common Stock ($3.50 par value) into 1.11 shares of Merged Company Common Stock ($.01 par value), and the continuation of each share of WPLH Common Stock ($.01 par value) outstanding as one share of Merged Company Common Stock, as provided in the Merger Agreement. The pro forma adjustment to common stock equity restates the common stock account to equal par value for all shares to be issued ($.01 par value per share of Merged Company Common Stock) and reclassifies the excess to other stockholders' equity. The average number of shares of common stock used for calculating per share amounts is based on the exchange ratios shown below.



                        Exchange   As reported     Pro forma    As reported    Pro forma     As reported      Pro forma
                         Ratio       12/31/97      12/31/97       12/31/96      12/31/96       12/31/95       12/31/95
      WPLH                 N/A        30,782        30,782         30,790        30,790       30,774           30,774
      IES                 1.14        30,380        34,633         29,861        34,042       29,202           33,290
      IPC                 1.11         9,725        10,795          9,594        10,649        9,564           10,616



   The number of shares of common stock at December 31, 1997 used for calculating the par value of common stock is based on the exchange ratios shown below.

                     Exchange       As reported      Pro forma
                      Ratio          12/31/97        12/31/97

      WPLH              N/A          30,789          30,789
      IES              1.14          30,577          34,858
      IPC              1.11           9,761          10,835

   (d)  IPC Unbilled Revenues
   The financial results of IPC do not include accrued revenues for services rendered but unbilled at month-end. The pro forma adjustment reflects the impact of adopting unbilled revenues, including the tax impact of the adoption. The change is being implemented to conform to the method currently utilized by WPLH and IES.
   (e)  IES Pension Liability
   The accrued pension liability (and offsetting regulatory asset), included in the financial results of IES, was calculated using a five-year smoothed method of recognizing deferred asset gains. The pro forma adjustment reflects a change to the straight market value method which recognizes deferred asset gains sooner. The change is being implemented to conform to the method currently utilized by WPLH and IPC.
   (f)  IEA Gas Activity
   The gas revenues and cost of gas sold of Industrial Energy Applications, Inc. (IEA), a subsidiary of IES, for 1996 and 1995 have been reclassed into "Other" operating revenues and "Other operation" expenses, respectively, consistent with the 1997 presentation.

   2.  Preferred Stock Dividends of IPC
   The Preferred Stock Dividends of IPC have been reclassified in the unaudited pro forma combined statements as "Preferred Dividends of Subsidiaries" and deducted in the determination of income from continuing operations which reflects the holding company structure of the Merged Company.

   3. Nonrecurring Material Items Included in Historical Financial Results IES's income from continuing operations for the year ended December 31, 1996 included costs incurred relating to its successful defense of a hostile takeover attempt mounted by MidAmerican Energy Company. The after-tax impact on income from continuing operations was a decrease of $4.6 million.

   Nonrecurring items affecting WPLH's performance for the year ended December 31, 1996 included the impact of the sale of a combustion turbine and the sale of WPLH's assisted-living real estate investments. The after-tax impact of these items on continuing operations was an increase of $5.9 million.

   4.  Estimated Costs and Cost Savings of Proposed Merger
   The allocation between WPLH, IES and IPC and their customers of the estimated cost savings of approximately $749 million over ten years resulting from the merger, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. Costs arising from the Merger are currently estimated to be approximately $78 million. Approximately $22 million of these costs had been incurred through December 31, 1997 and are reflected in results of operations. The estimate of potential cost savings constitutes a forward-looking statement and actual results may differ materially from this estimate. The estimate is necessarily based upon various assumptions that involve judgments with respect to, among other things, future national and regional economic and competitive conditions, technological developments, inflation rates, regulatory treatment, weather conditions, financial market conditions, future business decisions and other uncertainties. No assurance can be given that the estimated cost savings will actually be realized. None of the estimated cost savings, or costs to be incurred subsequent to December 31, 1997 to achieve such savings, have been reflected in the unaudited pro forma combined financial statements.

   5.  Intercompany Transactions
   Intercompany transactions (including purchased and exchange power transactions) between WPLH, IES and IPC during the periods presented were included in the determination of regulated rates and/or were not material. Accordingly, no pro forma adjustments were made to eliminate such transactions.

   6.  Discontinued Operations
   The financial statements of WPLH reflect the discontinuance of operations of its utility energy and marketing consulting business in 1995. The discontinuance of this business resulted in a pre-tax loss in the fourth quarter of 1995 of $7.7 million. The after-tax loss on disposition was $11.0 million reflecting the associated tax expense on disposition due to the non-deductibility of the carrying value of goodwill at sale. During 1996, WPLH recognized an additional loss of $1.3 million, net of applicable income tax benefit, associated with the final disposition of the business. Operating revenues, operating expenses, other income and expense and income taxes for the discontinued operations for the time periods presented have been excluded from income from continuing operations. Interest expense has been adjusted for the amounts associated with direct obligations of the discontinued operations.